SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


             Date of Report
             (Date of earliest
             event reported):     April 9, 1997


                             Hein-Werner Corporation
             (Exact name of registrant as specified in its charter)


     Wisconsin                       1-2725                    39-0340430
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                   2120 Pewaukee Road, Waukesha, Wisconsin 53188
          (Address of principal executive offices, including zip code)


                                 (414) 542-6611
                         (Registrant's telephone number)

   Item 5.     Other Events.

          Hein-Werner Corporation, a Wisconsin corporation (the "Company"), Kaydon Corporation, a Delaware corporation ("Kaydon"), and Kaydon Acquisition VIII, Inc., a Delaware corporation and a wholly-owned subsidiary of Kaydon ("Buyer"), have entered into an Asset Purchase Agreement, dated as of April 9, 1997 (the "Agreement"), providing for the sale of substantially all of the business and assets, and the transfer of certain of the liabilities, of the Great Bend Industries Division of the Company (the "Division") to Buyer. Under the terms of the Agreement, the purchase price is $22 million payable in cash at the closing (with $2 million thereof being paid into an escrow), plus or minus any change in the net asset value of the Division between December 31, 1996 and the closing. Consummation of the transaction, which is expected to occur on May 12, 1997, is subject to customary closing conditions, including the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder.

          The Division designs, manufactures and supplies high performance single-acting, double-acting and telescopic hydraulic cylinders and related hydraulic components to original equipment manufacturers in the construction, transportation, solid waste, utility and energy industries. Located in Great Bend, Kansas, the Division employs approximately 230 people and recorded net sales of approximately $20 million in 1996.

          The Agreement and the press release issued in connection therewith are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of certain of the material provisions of the Agreement set forth above is qualified in its entirety by reference to the Agreement filed as an exhibit hereto.


   Item 7.     Financial Statements and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

               The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   HEIN-WERNER CORPORATION



   Date:  April 17, 1997                     By:   /s/ Mary L. Kielich
                                                  Mary L. Kielich
                                                  Corporate Controller,
                                                  Assistant Secretary
                                                  and Assistant Treasurer

                             HEIN-WERNER CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated April 9, 1997


                          Exhibit

    (2)   Asset Purchase Agreement, dated as of
          April 9, 1997, by and among Hein-Werner
          Corporation, Kaydon Corporation and Kaydon
          Acquisition VIII, Inc.*

    (99)  Hein-Werner Corporation Press Release, dated
          April 10, 1997.



        * The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.